Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2023 and 2022
and for the Year Ended December 31, 2023,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2023
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.
DEFINITIONS OF COMMONLY USED TERMS

Term	Definition
BNYM	Bank of New York Mellon
Board	Nordstrom, Inc.’s Board of Directors
Company	Nordstrom, Inc. and its participating subsidiaries
CCT	Common collective trust
DOL	Department of Labor
ERISA	Employee Retirement Income Security Act of 1974
GAAP	U.S. generally accepted accounting principles
IRA	Individual Retirement Account
IRC	Internal Revenue Code
IRS	Internal Revenue Service
NAV	Net asset value
Plan	Nordstrom 401(k) Plan
Plan Administrator	Nordstrom Retirement Committee appointed by the Board
PTE	Prohibited Transaction Exemption
VFCP	Voluntary Fiduciary Correction Program

Report of Independent Registered Public Accounting Firm

The Plan Administrator and Participants
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the Plan) as of December 31, 2023 and 2022, the related statement of changes in net assets available for benefits for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2023 and 2022, and the changes in net assets available for benefits for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, Line 4(i) – Schedule of Assets (held at end of year) as of December 31, 2023 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplementary information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information in the accompanying schedule, we evaluated whether the supplementary information, including its form and content, is presented in conformity with Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplementary information in the accompanying schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
San Francisco, California
June 13, 2024

We have served as the Plan’s auditor since 2016.

NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2023	2022
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$3,849,678	$3,386,753
Notes receivable from participants	70,192	67,150
Accrued income and broker receivable	—	736
Total assets	3,919,870	3,454,639

Liabilities
Administrative expenses and other payables	1,365	2,471
Due to broker for securities purchased	3,226	15,571
Total liabilities	4,591	18,042

Net assets available for benefits	$3,915,279	$3,436,597
The accompanying Notes to Financial Statements are an integral part of these financial statements.

NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2023
Additions
Contributions
Company contributions	$69,492
Employee contributions	179,096
Total contributions	248,588

Investment income
Net appreciation in fair value of investments	523,058
Interest and dividends	39,411
Total investment income	562,469

Total contributions and investment income	811,057

Deductions
Benefit payments to participants	321,184
Administrative expenses and other	11,191
Total deductions	332,375

Net increase in net assets	478,682

Net assets available for benefits at beginning of year	3,436,597
Net assets available for benefits at end of year	$3,915,279
The accompanying Notes to Financial Statements are an integral part of these financial statements.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan, as amended and restated, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan’s provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all employees of the Company and is subject to the provisions of ERISA. Employees are eligible to make elective salary deferrals and receive Company matching contributions upon hire. The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the IRC.
Company contributions are paid each pay period that an eligible participant contributes to the Plan.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2023 and 2022 relate to the Plan years ended December 31, 2023 and December 31, 2022.
Trustee and Administrator of the Plan
BNYM is the asset trustee of the Plan and Alight Solutions provides recordkeeping services for the Plan.
The Plan is administered by the Company in conjunction with the Plan Administrator.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions. Contributions are subject to certain limitations of the IRC.
Employee contributions — Eligible employees may elect to defer up to 50% of eligible compensation on a pre-tax basis, after-tax basis (“Roth”) or a combination of both. Employees aged 50 and over are allowed a catch-up contribution on a pre-tax basis, Roth or a combination of both, beginning in the year they turn age 50. Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan with a deferral contribution equal to 3% of eligible compensation. This deferral percentage is automatically increased by 1% annually, up to 10%, unless the participant elects otherwise. Employees have the option to opt out of deferring or to change their deferral percentage at any time in accordance with the Plan.
Company contributions — The Company matches employee contributions dollar for dollar on the first 1% of eligible compensation and 50 cents per dollar on the next 6% of eligible compensation, up to a total of 4% of eligible compensation.
Participant rollover contributions — Participants eligible for a withdrawal from another eligible retirement plan or traditional IRA may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants can direct the investment of their accounts (including employee and Company contributions) among various funds, debt securities and Company common stock. The funds as of December 31, 2023 and 2022 include a variety of mutual funds, CCT funds, separately managed funds and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation or depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines “retirement” as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee contributions — Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Company contributions — Company matching contributions are 100% vested after completion of two years of service. A year of service is any year in which an employee works at least 1,000 hours.
Forfeitures
Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. As of December 31, 2023 and 2022, forfeited unvested accounts were $1,401 and $1,748. In 2023, the Plan used forfeitures of $8,469 to offset Company matching contributions.
Benefit Payments
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1 (subject to required distributions under Section 401(a)(9) of the IRC). When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their account. The Plan also allows distributions to active participants for financial hardship if certain criteria are met.
Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:
•50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or
•$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the 15th day of the prior month, plus 1%. Interest rates for participant loans outstanding on December 31, 2023 range from 4.25% to 9.50% with various maturities through November 2043. Principal and interest is paid through payroll deductions, following the participant’s bi-weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. Loan balances that become delinquent will be deemed distributed and become taxable income to the participant.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires Company plan management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities during the reporting period. Uncertainties regarding such estimates and assumptions are inherent in the preparation of financial statements and actual results may differ from these estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants’ account balances and the amounts reported in the financial statements.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustee and are recorded at fair value as follows:
•Common stock is valued at quoted market prices as of the last trading day of the Plan year.
•Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.
•CCTs and 103-12 investment entities are measured using the NAV practical expedient of each fund, as reported by the fund managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT or investment entity, less its liabilities, and divided by the number of units outstanding.
•Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.
•Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds and debt securities.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in the fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2023 and 2022, were $4,793 and $3,833.
Administrative Expenses
Substantially all the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2023 and 2022. There have been no changes in the methodologies used as of December 31, 2023 and 2022.

	December 31, 2023
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$524,175	$—	$524,175
Debt securities	21,740	143,278	165,018
Mutual funds	545,813	—	545,813
Brokerage securities	36,848	5,902	42,750
Interest-bearing cash securities	95	—	95
Total assets in fair value hierarchy	$1,128,671	$149,180	$1,277,851
Investments measured at NAV practical expedient[1]			2,571,827
Total participant-directed investments at fair value			$3,849,678
1 Includes CCTs and a 103-12 investment entity.

	December 31, 2022
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$749,798	$—	$749,798
Debt securities	13,210	132,279	145,489
Mutual funds	947,278	—	947,278
Brokerage securities	29,580	4,869	34,449
Interest-bearing cash securities	106	—	106
Total assets in fair value hierarchy	$1,739,972	$137,148	$1,877,120
Investments measured at NAV practical expedient[1]			1,509,633
Total participant-directed investments at fair value			$3,386,753
1 Includes CCTs and a 103-12 investment entity.
Certain investments are measured at NAV as a practical expedient, including CCTs and a 103-12 investment entity. They are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2023 and 2022. During 2023, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest include fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50% or more of such an employer or employee organization or relatives of such persons. As of December 31, 2023 and 2022, Plan investments included units held in a collective trust managed by BNYM, BNYM common stock and interest-bearing cash managed by BNYM. As of December 31, 2023 and 2022, the Plan held 3,231 and 3,214 shares of Nordstrom, Inc. common stock, with a cost basis of $101,520 and $111,781. The Plan recorded $2,407 of dividend income from Nordstrom, Inc. common stock during 2023. In addition, the Plan holds notes receivable from participants and paid certain expenses related to plan operations and investment activities to various service providers. Transactions with these entities qualify as exempt party-in-interest transactions.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 5: FEDERAL INCOME TAX STATUS
The Plan, as restated as of January 1, 2021, is an individually designed plan. While the restated Plan document does not have a determination letter from the IRS, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2023 and 2022, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustee shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2023 and 2022, the Plan passed all applicable non-discrimination tests. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits. There were no refunds for 2023 and 2022.

NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2023
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Investments Measured at NAV
	Capital Group EuroPacific Fund	CCT	**	$541,913
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	18,016
	Loomis Core Plus Fixed Income Fund	CCT	**	404,216
	PGIM Retirement Real Estate Fund II LP	103-12 investment entity	**	92,847
	Putnam Stable Value Fund	CCT	**	298,979
	Schroder Collective International Multi-Cap Equity Trust	CCT	**	249,848
	SSGA TIPS Index	CCT	**	44,457
	Vanguard Fiduciary Trust Company	CCT	**	921,551
	Total Investments Measured at NAV			2,571,827

	Common Stock
	Acadia Healthcare Co., Inc.	Common stock	**	4,110
	Accenture PLC	Common stock	**	7,732
	Advanced Drainage Systems, Inc.	Common stock	**	4,727
	Advanced Micro Devices, Inc.	Common stock	**	4,762
	Agilent Technologies, Inc.	Common stock	**	2,161
	Alarm.com Holdings, Inc.	Common stock	**	2,678
	Alphabet, Inc.	Common stock	**	20,015
	Amazon.com, Inc.	Common stock	**	18,070
	Ambarella, Inc.	Common stock	**	1,650
	Amicus Therapeutics, Inc.	Common stock	**	3,064
	Apollo Global Management, Inc.	Common stock	**	3,720
	Axon Enterprise, Inc.	Common stock	**	5,189
	Bio-Techne Corp.	Common stock	**	3,491
	Blueprint Medicines Corp.	Common stock	**	3,228
	Bright Horizons Family Solutions	Common stock	**	3,187
	The Brink's Co.	Common stock	**	3,999
	Builders Firstsource, Inc.	Common stock	**	3,775
	Burlington Stores, Inc.	Common stock	**	2,200
	BWX Technologies, Inc.	Common stock	**	6,103
	Cameco Corp.	Common stock	**	3,108
	The Carlyle Group, Inc.	Common stock	**	9,350
	Casella Waste Systems, Inc.	Common stock	**	3,353
	Certara, Inc.	Common stock	**	1,845
	CF Industries Holdings, Inc.	Common stock	**	3,373
	Charles River Laboratories International, Inc.	Common stock	**	2,122
	Chart Industries, Inc.	Common stock	**	2,899
	Chemed Corp.	Common stock	**	5,535
	Chipotle Mexican Grill, Inc.	Common stock	**	5,249
	Clearwater Analytics Holdings	Common stock	**	2,335
	Cognex Corp.	Common stock	**	2,221
	Copart, Inc.	Common stock	**	4,598
	CoStar Group, Inc.	Common stock	**	3,347
	Costco Wholesale Corp.	Common stock	**	6,145

	Crown Holdings, Inc.	Common stock	**	3,954
	Dynatrace, Inc.	Common stock	**	4,896
	Eagle Materials, Inc.	Common stock	**	2,209
	Elf Beauty, Inc.	Common stock	**	5,460
	Encompass Health Corp.	Common stock	**	5,926
	Entegris, Inc.	Common stock	**	2,202
	Euronet Worldwide, Inc.	Common stock	**	1,257
	Everest Group Ltd.	Common stock	**	2,469
	Evolent Health, Inc.	Common stock	**	3,022
	Exlservice Holdings, Inc.	Common stock	**	1,949
	Firstservice Corp.	Common stock	**	2,636
	Five Below, Inc.	Common stock	**	5,009
	Flywire Corp.	Common stock	**	2,367
	Freshpet, Inc.	Common stock	**	5,524
	Globus Medical, Inc.	Common stock	**	1,581
	Guidewire Software, Inc.	Common stock	**	5,187
	HealthEquity, Inc.	Common stock	**	2,785
	Heico Corp.	Common stock	**	3,724
	Insmed, Inc.	Common stock	**	2,406
	Inspire Medical Systems, Inc.	Common stock	**	3,111
	Insulet Corp.	Common stock	**	3,728
	Intuit, Inc.	Common stock	**	7,318
	Intuitive Surgical, Inc.	Common stock	**	5,586
	Kosmos Energy Ltd.	Common stock	**	1,986
	Lam Research Corp.	Common stock	**	4,452
	Lancaster Colony Corp.	Common stock	**	4,614
	Lattice Semiconductor Corp.	Common stock	**	1,856
	Linde PLC	Common stock	**	4,680
	Live Nation Entertainment, Inc.	Common stock	**	6,945
	Martin Marietta Materials, Inc.	Common stock	**	3,994
	Mastercard, Inc.	Common stock	**	10,777
	Mercury Systems, Inc.	Common stock	**	3,952
	Merit Medical Systems, Inc.	Common stock	**	4,542
	Microsoft Corp.	Common stock	**	31,191
	Monster Beverage Corp.	Common stock	**	4,305
	National Vision Holdings, Inc.	Common stock	**	3,412
	Neogen Corp.	Common stock	**	2,869
	New Fortress Energy, Inc.	Common stock	**	4,145
	Nice Ltd.	Common stock	**	3,988
	Nike, Inc.	Common stock	**	3,207
	Noble Corp. PLC	Common stock	**	1,809
*	Nordstrom, Inc.	Common stock	**	59,603
	Novanta, Inc.	Common stock	**	3,155
	Nvidia Corp.	Common stock	**	11,996
	O'Reilly Automotive, Inc.	Common stock	**	3,617
	Palo Alto Networks, Inc.	Common stock	**	5,859
	Penumbra, Inc.	Common stock	**	4,528
	Pool Corp.	Common stock	**	5,368
	Regal Rexnord Corp.	Common stock	**	1,737
	Repligen Corp.	Common stock	**	3,370
	Revolve Group, Inc.	Common stock	**	1,703
	Salesforce, Inc.	Common stock	**	6,800
	ServiceNow, Inc.	Common stock	**	5,987
	Shoals Technologies Group, Inc.	Common stock	**	1,465
	Siteone Landscape Supply, Inc.	Common stock	**	2,054

SPS Commerce, Inc.	Common stock	**	2,067
Starbucks Corp.	Common stock	**	2,904
Super Micro Computer, Inc.	Common stock	**	3,031
TechnipFMC plc	Common stock	**	1,487
Tenable Holdings, Inc.	Common stock	**	3,241
Texas Instruments, Inc.	Common stock	**	3,636
TopBuild Corp.	Common stock	**	3,288
Tradeweb Markets, Inc.	Common stock	**	3,421
Trex Co, Inc.	Common stock	**	3,385
Twist Bioscience Corp.	Common stock	**	2,566
Tyler Technologies, Inc.	Common stock	**	4,115
Uber Technologies, Inc.	Common stock	**	1,846
UnitedHealth Group, Inc.	Common stock	**	8,099
Varonis Systems, Inc.	Common stock	**	2,745
Veeva Systems, Inc.	Common stock	**	1,983
Virtu Financial, Inc.	Common stock	**	2,474
Western Alliance Bancorp	Common stock	**	2,428
Whitecap Resources, Inc.	Common stock	**	1,840
Willscot Mobile Mini Holdings	Common stock	**	1,709
Zoetis, Inc.	Common stock	**	4,297
Total Common Stock			524,175

Debt Securities
American Electric Power Co, Inc.	Corporate Debt - due 08/15/2025 - 5.699%	**	201
AT&T, Inc.	Corporate Debt - due 03/09/2048 - 4.500%	**	243
AT&T, Inc.	Corporate Debt - due 09/15/2055 - 3.550%	**	330
AT&T, Inc.	Corporate Debt - due 09/15/2059 - 3.650%	**	477
Bank of America Corp.	Corporate Debt - due 08/26/2024 - 4.200%	**	297
Bank of America Corp.	Corporate Debt - due 03/03/2026 - 4.450%	**	148
Bank of America Corp.	Corporate Debt - due 11/25/2027 - 4.183%	**	219
Bank of America Corp.	Corporate Debt - due 10/20/2032 - Variable	**	166
Bank of America Corp.	Corporate Debt - due 03/08/2037 - Variable	**	836
Bank of America Corp.	Corporate Debt - due 07/22/2033 - Variable	**	149
Bank of America Corp.	Corporate Debt - due 11/10/2028 - Variable	**	209
Barclays PLC	Corporate Debt - due 05/09/2028 - 4.836%	**	561
Barclays PLC	Corporate Debt - due 06/20/2030 - Variable	**	194
Barclays PLC	Corporate Debt - due 08/09/2028 - Variable	**	251
Barclays PLC	Corporate Debt - due 05/09/2027 - Variable	**	303
Barclays PLC	Corporate Debt - due 06/27/2034 - Variable	**	454
B.A.T. Capital Corp.	Corporate Debt - due 08/02/2033 - 6.421%	**	551
B.A.T. Capital Corp.	Corporate Debt - due 08/15/2037 - 4.390%	**	63
B.A.T. Capital Corp.	Corporate Debt - due 08/15/2047 - 4.540%	**	154
B.A.T. Capital Corp.	Corporate Debt - due 03/25/2031 - 2.726%	**	315
B.A.T. Capital Corp.	Corporate Debt - due 09/25/2040 - 3.734%	**	37
B.A.T. Capital Corp.	Corporate Debt - due 03/16/2052 - 5.650%	**	113
B.A.T. Capital Corp.	Corporate Debt - due 03/16/2032 - 4.742%	**	865
Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2028 - 4.375%	**	832
BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	469
BNP Paribas S.A. 144A	Corporate Debt - due 09/28/2025 - 4.375%	**	709
BNP Paribas S.A. 144A	Corporate Debt - due 03/13/2027 - 4.625%	**	907
BNP Paribas S.A. 144A	Corporate Debt - due 08/12/2035 - Variable	**	164
BNSF Railway Co. 2007-1 Pass Through Trust	Corporate Debt - due 04/01/2024 - 5.996%	**	26
Boston Properties LP	Corporate Debt - due 02/01/2026 - 3.650%	**	217
Boston Properties LP	Corporate Debt - due 01/15/2025 - 3.200%	**	170
Boston Properties LP	Corporate Debt - due 03/15/2030 - 2.900%	**	257

Boston Properties LP	Corporate Debt - due 01/30/2031 - 3.250%	**	258
Boston Properties LP	Corporate Debt - due 01/15/2034 - 6.500%	**	423
Capital One Financial Corp.	Corporate Debt - due 02/05/2025 - 3.200%	**	415
Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	466
Capital One Financial Corp.	Corporate Debt - due 05/10/2028 - Variable	**	172
Capital One Financial Corp.	Corporate Debt - due 05/10/2033 - Variable	**	172
Capital One Financial Corp.	Corporate Debt - due 06/08/2034 - Variable	**	180
Capital One Financial Corp.	Corporate Debt - due 10/30/2031 - Variable	**	110
CCO Holdings LLC / CCO Holdings Capital Corp. 144A	Corporate Debt - due 06/01/2033 - 4.500%	**	423
CCO Holdings LLC / CCO Holdings Capital Corp. 144A	Corporate Debt - due 01/15/2034 - 4.250%	**	345
CCO Holdings LLC / CCO Holdings Capital Corp.	Corporate Debt - due 05/01/2032 - 4.500%	**	193
CEMEX S.A.B. de C.V. 144A	Corporate Debt - due 11/19/2029 - 5.450%	**	197
CEMEX S.A.B. de C.V. 144A	Corporate Debt - due 09/17/2030 - 5.200%	**	530
The Charles Schwab Corp.	Corporate Debt - due 05/19/2029 - Variable	**	154
The Charles Schwab Corp.	Corporate Debt - due 05/19/2034 - Variable	**	78
The Charles Schwab Corp.	Corporate Debt - due 08/24/2034 - Variable	**	105
The Charles Schwab Corp.	Corporate Debt - due 11/17/2029 - Variable	**	367
Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	1,331
Charter Communications Operating LLC	Corporate Debt - due 05/01/2047 - 5.375%	**	277
Charter Communications Operating LLC	Corporate Debt - due 04/01/2048 - 5.750%	**	557
Charter Communications Operating LLC	Corporate Debt - due 04/01/2033 - 4.400%	**	92
Charter Communications Operating LLC	Corporate Debt - due 04/01/2053 - 5.250%	**	252
The Cigna Group	Corporate Debt - due 10/15/2028 - 4.375%	**	149
The Cigna Group	Corporate Debt - due 05/15/2027 - 7.875%	**	207
Citigroup, Inc.	Corporate Debt - due 06/15/2032 - 6.625%	**	272
Citigroup, Inc.	Corporate Debt - due 08/05/2024 - 4.000%	**	519
Citigroup, Inc.	Corporate Debt - due 03/17/2033 - Variable	**	383
Cox Communications, Inc. 144A	Corporate Debt - due 02/01/2025 - 3.850%	**	403
Cox Communications, Inc. 144A	Corporate Debt - due 08/15/2027 - 3.500%	**	143
Cox Communications, Inc. 144A	Corporate Debt - due 10/01/2030 - 1.800%	**	163
CVS Health Corp.	Corporate Debt - due 03/25/2038 - 4.780%	**	261
CVS Health Corp.	Corporate Debt - due 04/01/2040 - 4.125%	**	151
Dillard's, Inc.	Corporate Debt - due 05/15/2027 - 7.750%	**	444
Dominion Energy, Inc.	Corporate Debt - due 10/01/2054 - Variable	**	688
Dominion Energy, Inc.	Corporate Debt - due 04/15/2026 - 1.450%	**	185
The Dow Chemical Co.	Corporate Debt - due 05/15/2039 - 9.400%	**	283
Elanco Animal Health, Inc.	Corporate Debt - due 08/28/2028 - Variable	**	389
Enel Finance International N.V. 144A	Corporate Debt - due 09/15/2037 - 6.800%	**	273
Enel Finance International N.V. 144A	Corporate Debt - due 10/07/2039 - 6.000%	**	509
Ford Motor Credit Co. LLC	Corporate Debt - due 06/16/2025 - 5.125%	**	444
Ford Motor Credit Co. LLC	Corporate Debt - due 08/10/2026 - 2.700%	**	672
Ford Motor Credit Co. LLC	Corporate Debt - due 03/06/2026 - 6.950%	**	205
Ford Motor Credit Co. LLC	Corporate Debt - due 05/12/2028 - 6.800%	**	732
Ford Motor Credit Co. LLC	Corporate Debt - due 01/09/2024 - 3.810%	**	225
Ford Motor Credit Co. LLC	Corporate Debt - due 11/01/2024 - 4.063%	**	491
GE Healthcare Technologies, Inc.	Corporate Debt - due 11/22/2032 - 5.905%	**	347
The Goldman Sachs Group, Inc.	Corporate Debt - due 03/15/2028 - Variable	**	816
HCA, Inc.	Corporate Debt - due 06/15/2039 - 5.125%	**	239
HCA, Inc. 144A	Corporate Debt - due 03/15/2032 - 3.625%	**	179
HSBC Holdings PLC	Corporate Debt - due 05/02/2036 - 6.500%	**	931
HSBC Holdings PLC	Corporate Debt - due 09/15/2037 - 6.500%	**	163
HSBC Holdings PLC	Corporate Debt - due 03/08/2026 - 4.300%	**	197
HSBC Holdings PLC	Corporate Debt - due 03/31/2030 - 4.950%	**	298
HSBC Holdings PLC	Corporate Debt - due 08/18/2031 - Variable	**	415
HSBC Holdings PLC	Corporate Debt - due 05/24/2025 - Variable	**	514

	HSBC Holdings PLC	Corporate Debt - due 03/29/2033 - Variable	**	327
	HSBC Holdings PLC	Corporate Debt - due 11/03/2033 - Variable	**	521
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/26/2029 - 3.875%	**	724
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/27/2027 - 6.125%	**	206
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/21/2025 - 4.250%	**	1,252
	JPMorgan Chase & Co.	Corporate Debt - due 04/22/2031 - Variable	**	281
	JPMorgan Chase & Co.	Corporate Debt - due 05/13/2031 - Variable	**	1,584
	JPMorgan Chase & Co.	Corporate Debt - due 09/14/2033 - Variable	**	466
	Kinder Morgan, Inc.	Corporate Debt - due 06/01/2045 - 5.550%	**	169
	Kinder Morgan Energy Partners	Corporate Debt - due 09/01/2039 - 6.500%	**	263
	Kinder Morgan Energy Partners	Corporate Debt - due 08/15/2042 - 5.000%	**	474
	Lloyds Banking Group PLC	Corporate Debt - due 11/15/2033 - Variable	**	544
	Lloyds Banking Group PLC	Corporate Debt - due 11/04/2024 - 4.500%	**	568
	Lloyds Banking Group PLC	Corporate Debt - due 03/24/2026 - 4.650%	**	514
	Microchip Technology, Inc.	Corporate Debt - due 09/01/2024 - 0.983%	**	242
	NatWest Group PLC	Corporate Debt - due 06/14/2027 - Variable	**	388
	NatWest Group PLC	Corporate Debt - due 03/02/2034 - Variable	**	632
	NatWest Group PLC	Corporate Debt - due 09/13/2029 - Variable	**	205
	Nextera Energy Capital Holding	Corporate Debt - due 09/01/2024 - 4.255%	**	223
	Nextera Energy Capital Holding	Corporate Debt - due 03/01/2025 - 6.051%	**	101
	Nextera Energy Capital Holding	Corporate Debt - due 09/01/2025 - 5.749%	**	126
	Nextera Energy Capital Holding	Corporate Debt - due 07/15/2027 - 4.625%	**	350
*	Nordstrom, Inc.	Corporate Debt - due 03/15/2028 - 6.950%	**	271
	Occidental Petroleum Corp.	Corporate Debt - due 08/15/2024 - 2.900%	**	1,057
	Petrobras Global Finance B.V.	Corporate Debt - due 03/19/2049 - 6.900%	**	298
	Petroleos Mexicanos	Corporate Debt - due 06/15/2035 - 6.625%	**	537
	Petroleos Mexicanos	Corporate Debt - due 02/16/2032 - 6.700%	**	1,229
	Petroleos Mexicanos	Corporate Debt - due 01/23/2050 - 7.690%	**	1,795
	Philip Morris International Inc.	Corporate Debt - due 11/17/2029 - 5.625%	**	79
	Philip Morris International Inc.	Corporate Debt - due 11/17/2032 - 5.750%	**	89
	Philip Morris International Inc.	Corporate Debt - due 02/15/2033 - 5.375%	**	205
	Prosus N.V. 144A	Corporate Debt - due 07/06/2027 - 4.850%	**	626
	Prosus N.V. 144A	Corporate Debt - due 01/21/2030 - 3.680%	**	614
	Prosus N.V. 144A	Corporate Debt - due 07/13/2031 - 3.061%	**	991
	Prosus N.V. 144A	Corporate Debt - due 01/19/2032 - 4.193%	**	173
	Prosus N.V. 144A	Corporate Debt - due 01/19/2052 - 4.987%	**	470
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 01/06/2027 - 9.750%	**	403
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 04/06/2028 - 8.200%	**	612
	RTX Corp.	Corporate Debt - due 03/15/2031 - 6.000%	**	160
	RTX Corp.	Corporate Debt - due 03/15/2034 - 6.100%	**	163
	SLM Student Loan Trust 20 3 A6	Corporate Debt - due 04/25/2040 - Variable	**	2,356
	SLM Student Loan Trust 20 3 A6	Corporate Debt - due 01/25/2041 - Variable	**	3,111
	The Southern Co.	Corporate Debt - due 08/01/2024 - Variable	**	297
	The Southern Co.	Corporate Debt - due 08/01/2027 - Variable	**	431
	The Southern Co.	Corporate Debt - due 01/15/2051 - Variable	**	713
	The Southern Co.	Corporate Debt - due 09/15/2051 - Variable	**	524
	The Southern Co.	Corporate Debt - due 06/15/2028 - 4.850%	**	176
	Telecom Italia Capital S.A.	Corporate Debt - due 07/18/2036 - 7.200%	**	126
	Telecom Italia Capital S.A.	Corporate Debt - due 06/04/2038 - 7.721%	**	560
	Telecom Italia Spa/Milano 144A	Corporate Debt - due 05/30/2024 - 5.303%	**	1,020
	Time Warner Cable LLC	Corporate Debt - due 07/01/2038 - 7.300%	**	336
	T-Mobile USA, Inc.	Corporate Debt - due 04/15/2030 - 3.875%	**	403
	T-Mobile USA, Inc.	Corporate Debt - due 02/15/2026 - 2.250%	**	308
	T-Mobile USA, Inc.	Corporate Debt - due 04/15/2031 - 3.500%	**	685
	TransCanada Trust	Corporate Debt - due 05/20/2075 - Variable	**	542

TransCanada Trust	Corporate Debt - due 08/15/2076 - Variable	**	473
TransCanada Trust	Corporate Debt - due 03/15/2077 - Variable	**	955
TransCanada Trust	Corporate Debt - due 09/15/2079 - Variable	**	513
UBS Group Ag 144A	Corporate Debt - due 09/22/2034 - Variable	**	478
UBS Group Ag 144A	Corporate Debt - due 01/12/2034 - Variable	**	777
Ultrapar International S.A. 144A	Corporate Debt - due 10/06/2026 - 5.250%	**	340
UniCredit S.P.A. 144A	Corporate Debt - due 04/02/2034 - Variable	**	875
UniCredit S.P.A. 144A	Corporate Debt - due 06/30/2035 - Variable	**	329
Union Pacific Railroad Co. 2006	Corporate Debt - due 07/02/2030 - 5.866%	**	270
VMware, Inc.	Corporate Debt - due 08/15/2026 - 1.400%	**	229
The Walt Disney Co.	Corporate Debt - due 11/15/2037 - 6.650%	**	265
Wells Fargo & Co.	Corporate Debt - due 06/03/2026 - 4.100%	**	245
Wells Fargo & Co.	Corporate Debt - due 07/22/2027 - 4.300%	**	416
Wells Fargo & Co.	Corporate Debt - due 03/02/2033 - Variable	**	241
Wells Fargo & Co.	Corporate Debt - due 07/25/2033 - Variable	**	146
California State	Municipal Debt - due 10/01/2039 - 7.300%	**	695
Colombia Government International	Municipal Debt - due 02/26/2044 - 5.625%	**	441
Illinois State	Municipal Debt - due 06/01/2033 - 5.100%	**	742
Los Angeles CA Unified School District	Municipal Debt - due 07/01/2034 - 6.758%	**	480
New Jersey State Turnpike Authority	Municipal Debt - due 01/01/2041 - 7.102%	**	725
Univ. Of California CA Rgts Med	Municipal Debt - due 05/15/2053 - 4.563%	**	233
Citigroup Capital XIII	Preferred Stock - due 10/30/2040 - 11.949%	**	850
JPMorgan Chase & Co.	Preferred Stock - due 09/01/2030 - 8.750%	**	541
Vodafone Group PLC	Preferred Stock - due 04/04/2079 - Variable	**	619
FHLMC Multiclass Mtg 2957 VZ	U.S. Government Securities - due 02/15/2035 - 5.000%	**	199
FHLMC Multiclass Mtg 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	66
FHLMC Multiclass Mtg 4315 JZ	U.S. Government Securities - due 03/15/2044 - 3.500%	**	1,164
FHLMC Multiclass Mtg 4319 MA	U.S. Government Securities - due 03/15/2044 - Variable	**	120
FHLMC Multiclass Mtg 4440 ZD	U.S. Government Securities - due 02/15/2045 - 2.500%	**	2,286
FHLMC Pool #1H-2592	U.S. Government Securities - due 01/01/2036 - Variable	**	30
FHLMC Pool #78-1274	U.S. Government Securities - due 02/01/2034 - Variable	**	27
FHLMC Pool #84-0286	U.S. Government Securities - due 05/01/2046 - Variable	**	49
FHLMC Pool #84-1463	U.S. Government Securities - due 07/01/2052 - Variable	**	931
FHLMC Pool #84-9254	U.S. Government Securities - due 01/01/2042 - Variable	**	31
FHLMC Pool #84-9327	U.S. Government Securities - due 05/01/2044 - Variable	**	129
FHLMC Pool #84-9505	U.S. Government Securities - due 10/01/2044 - Variable	**	34
FHLMC Pool #84-9544	U.S. Government Securities - due 12/01/2044 - Variable	**	70
FHLMC Pool #84-9625	U.S. Government Securities - due 01/01/2045 - Variable	**	48
FHLMC Pool #84-9626	U.S. Government Securities - due 08/01/2044 - Variable	**	74
FHLMC Pool #84-9849	U.S. Government Securities - due 10/01/2045 - Variable	**	19
FHLMC Pool #C9-0981	U.S. Government Securities - due 07/01/2026 - 6.500%	**	25
FHLMC Pool #C9-1013	U.S. Government Securities - due 01/01/2027 - 6.500%	**	15
FHLMC Pool #G0-7600	U.S. Government Securities - due 03/01/2042 - 4.500%	**	104
FHLMC Pool #G0-8723	U.S. Government Securities - due 08/01/2046 - 4.000%	**	671
FHLMC Pool #G6-0153	U.S. Government Securities - due 10/01/2044 - 4.500%	**	66
FHLMC Pool #G6-0764	U.S. Government Securities - due 10/01/2042 - 4.500%	**	111
FHLMC Pool #G6-1080	U.S. Government Securities - due 03/01/2047 - 4.500%	**	683
FHLMC Pool #H0-1774	U.S. Government Securities - due 09/01/2037 - 6.500%	**	5
FHLMC Pool #H0-9197	U.S. Government Securities - due 10/01/2038 - 6.500%	**	6
FHLMC Pool #H0-9212	U.S. Government Securities - due 05/01/2038 - 5.500%	**	6
FHLMC Pool #Q0-3517	U.S. Government Securities - due 09/01/2041 - 4.500%	**	95
FHLMC Pool #Qe-0768	U.S. Government Securities - due 04/01/2052 - 3.500%	**	576
FHLMC Pool #Qe-7330	U.S. Government Securities - due 07/01/2052 - 3.500%	**	3,757
FHLMC Pool #Ra-2958	U.S. Government Securities - due 07/01/2050 - 2.000%	**	1,215
FHLMC Pool #Ra-3167	U.S. Government Securities - due 07/01/2050 - 2.000%	**	1,911

FHLMC Pool #Ra-7063	U.S. Government Securities - due 04/01/2052 - 3.500%	**	1,951
FHLMC Pool #Ra-7656	U.S. Government Securities - due 07/01/2052 - 3.500%	**	3,947
FHLMC Pool #Rb-5141	U.S. Government Securities - due 01/01/2042 - 2.000%	**	851
FHLMC Pool #Sd-0752	U.S. Government Securities - due 11/01/2051 - 2.500%	**	1,132
FHLMC Pool #Sd-2253	U.S. Government Securities - due 12/01/2052 - 3.500%	**	522
FHLMC Pool #Sd-7530	U.S. Government Securities - due 11/01/2050 - 2.500%	**	1,250
FHLMC Pool #Sd-7536	U.S. Government Securities - due 02/01/2051 - 2.500%	**	675
FHLMC Pool #Sd-8194	U.S. Government Securities - due 01/01/2052 - 2.500%	**	2,978
FHLMC Pool #Sd-8214	U.S. Government Securities - due 05/01/2052 - 3.500%	**	943
FHLMC Pool #Sd-8255	U.S. Government Securities - due 10/01/2052 - 3.500%	**	3,451
FNMA GTD Remic P/T 01-79 BA	U.S. Government Securities - due 03/25/2045 - 7.000%	**	10
FNMA GTD Remic P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	79
FNMA GTD Remic P/T 04-W2 5A	U.S. Government Securities - due 03/25/2044 - 7.500%	**	68
FNMA GTD Remic P/T 07-50 DZ	U.S. Government Securities - due 06/25/2037 - 5.500%	**	154
FNMA GTD Remic P/T 07-W10 2A	U.S. Government Securities - due 08/25/2047 - Variable	**	51
FNMA GTD Remic P/T 12-46 BA	U.S. Government Securities - due 05/25/2042 - 6.000%	**	139
FNMA GTD Remic P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	297
FNMA Pool #0256851	U.S. Government Securities - due 08/01/2037 - 7.000%	**	10
FNMA Pool #0735503	U.S. Government Securities - due 04/01/2035 - 6.000%	**	37
FNMA Pool #0735608	U.S. Government Securities - due 03/01/2035 - Variable	**	39
FNMA Pool #0745329	U.S. Government Securities - due 07/01/2035 - 6.000%	**	57
FNMA Pool #0884704	U.S. Government Securities - due 06/01/2036 - Variable	**	13
FNMA Pool #0888154	U.S. Government Securities - due 11/01/2036 - Variable	**	47
FNMA Pool #0888367	U.S. Government Securities - due 03/01/2037 - 7.000%	**	100
FNMA Pool #0889984	U.S. Government Securities - due 10/01/2038 - 6.500%	**	41
FNMA Pool #0976853	U.S. Government Securities - due 11/01/2029 - 5.500%	**	25
FNMA Pool #0995487	U.S. Government Securities - due 08/01/2037 - 6.000%	**	70
FNMA Pool #0Ab1763	U.S. Government Securities - due 11/01/2030 - 4.000%	**	26
FNMA Pool #0Ab8086	U.S. Government Securities - due 10/01/2037 - 6.000%	**	13
FNMA Pool #0Ad0121	U.S. Government Securities - due 09/01/2029 - 4.500%	**	81
FNMA Pool #0Ad0130	U.S. Government Securities - due 08/01/2039 - 6.500%	**	11
FNMA Pool #0Ad0198	U.S. Government Securities - due 09/01/2038 - 5.500%	**	28
FNMA Pool #0Ad0217	U.S. Government Securities - due 08/01/2037 - 6.000%	**	66
FNMA Pool #0Ad0218	U.S. Government Securities - due 09/01/2036 - 6.000%	**	62
FNMA Pool #0Ad0964	U.S. Government Securities - due 11/01/2039 - 5.500%	**	136
FNMA Pool #0Al1845	U.S. Government Securities - due 06/01/2039 - Variable	**	11
FNMA Pool #0Al1900	U.S. Government Securities - due 08/01/2026 - 4.500%	**	17
FNMA Pool #0Al4577	U.S. Government Securities - due 01/01/2034 - 4.500%	**	88
FNMA Pool #0Al5145	U.S. Government Securities - due 10/01/2033 - 4.000%	**	146
FNMA Pool #0Al5749	U.S. Government Securities - due 07/01/2042 - 4.500%	**	103
FNMA Pool #0Al6120	U.S. Government Securities - due 11/01/2044 - Variable	**	199
FNMA Pool #0Al6132	U.S. Government Securities - due 03/01/2029 - 4.500%	**	13
FNMA Pool #0Al6245	U.S. Government Securities - due 01/01/2045 - Variable	**	73
FNMA Pool #0Al7205	U.S. Government Securities - due 12/01/2029 - 3.500%	**	93
FNMA Pool #0Al7384	U.S. Government Securities - due 09/01/2045 - 4.500%	**	88
FNMA Pool #0Al8556	U.S. Government Securities - due 08/01/2044 - 4.500%	**	473
FNMA Pool #0Al8816	U.S. Government Securities - due 09/01/2045 - 4.500%	**	119
FNMA Pool #0Al8919	U.S. Government Securities - due 07/01/2046 - Variable	**	22
FNMA Pool #0Al9407	U.S. Government Securities - due 09/01/2042 - 4.500%	**	50
FNMA Pool #0Al9781	U.S. Government Securities - due 02/01/2046 - 4.500%	**	180
FNMA Pool #0Ao4105	U.S. Government Securities - due 06/01/2042 - Variable	**	27
FNMA Pool #0Ao8469	U.S. Government Securities - due 05/01/2042 - Variable	**	19
FNMA Pool #0Ap7562	U.S. Government Securities - due 09/01/2042 - Variable	**	31
FNMA Pool #0Aw4697	U.S. Government Securities - due 05/01/2044 - Variable	**	27
FNMA Pool #0Bf0118	U.S. Government Securities - due 06/01/2056 - 4.500%	**	253

FNMA Pool #0Bh7071	U.S. Government Securities - due 12/01/2047 - 4.500%	**	160
FNMA Pool #0Bm1357	U.S. Government Securities - due 01/01/2043 - 4.500%	**	244
FNMA Pool #0Bm6149	U.S. Government Securities - due 10/01/2049 - Variable	**	154
FNMA Pool #0Bm6908	U.S. Government Securities - due 04/01/2052 - Variable	**	833
FNMA Pool #0Bm6921	U.S. Government Securities - due 05/01/2052 - Variable	**	1,375
FNMA Pool #0Ca6271	U.S. Government Securities - due 07/01/2050 - 2.500%	**	2,558
FNMA Pool #0Ca6398	U.S. Government Securities - due 07/01/2050 - 2.500%	**	974
FNMA Pool #0Ca6662	U.S. Government Securities - due 08/01/2050 - 2.000%	**	2,044
FNMA Pool #0Ca6925	U.S. Government Securities - due 09/01/2050 - 2.000%	**	1,019
FNMA Pool #0Ca8099	U.S. Government Securities - due 12/01/2050 - 2.000%	**	1,639
FNMA Pool #0Ca8847	U.S. Government Securities - due 02/01/2051 - 2.000%	**	1,642
FNMA Pool #0Cb3576	U.S. Government Securities - due 05/01/2052 - 3.000%	**	2,979
FNMA Pool #0Cb3841	U.S. Government Securities - due 06/01/2052 - 3.500%	**	1,711
FNMA Pool #0Fm7599	U.S. Government Securities - due 01/01/2051 - 3.500%	**	1,832
FNMA Pool #0Fm8206	U.S. Government Securities - due 08/01/2051 - 2.500%	**	340
FNMA Pool #0Fm8768	U.S. Government Securities - due 02/01/2051 - 2.500%	**	272
FNMA Pool #0Fs1453	U.S. Government Securities - due 04/01/2052 - 3.500%	**	2,871
FNMA Pool #0Ma0232	U.S. Government Securities - due 11/01/2029 - 4.500%	**	96
FNMA Pool #0Ma2366	U.S. Government Securities - due 08/01/2035 - 4.000%	**	103
FNMA Pool #0Ma2455	U.S. Government Securities - due 11/01/2035 - 4.000%	**	209
FNMA Pool #0Ma2480	U.S. Government Securities - due 12/01/2035 - 4.000%	**	113
FNMA Pool #0Ma2880	U.S. Government Securities - due 01/01/2037 - 4.000%	**	560
FNMA Pool #0Ma2923	U.S. Government Securities - due 03/01/2037 - 3.500%	**	249
FNMA Pool #0Ma4933	U.S. Government Securities - due 01/01/2053 - 3.500%	**	597
GNMA GTD Remic P/T 15-H23 FA	U.S. Government Securities - due 09/20/2065 - Variable	**	388
GNMA GTD Remic P/T 16-H24 FD	U.S. Government Securities - due 11/20/2066 - Variable	**	772
GNMA GTD Remic P/T 17-H24 FQ	U.S. Government Securities - due 11/20/2067 - Variable	**	1,253
GNMA GTD Remic P/T 19-H02 FG	U.S. Government Securities - due 12/20/2068 - Variable	**	296
GNMA GTD Remic P/T 19-H17 FA	U.S. Government Securities - due 11/20/2069 - Variable	**	419
GNMA GTD Remic P/T 20-H01 FV	U.S. Government Securities - due 01/20/2070 - Variable	**	2,464
GNMA GTD Remic P/T 21-H19 FM	U.S. Government Securities - due 12/20/2071 - Variable	**	739
GNMA GTD Remic P/T 22-H08 FE	U.S. Government Securities - due 03/20/2072 - Variable	**	741
GNMA GTD Remic P/T 22-H09 FA	U.S. Government Securities - due 04/20/2072 - Variable	**	1,075
GNMA GTD Remic P/T 23-H04 FC	U.S. Government Securities - due 01/20/2073 - Variable	**	929
SBA GTD Partn Ctfs 2006-20E 1	U.S. Government Securities - due 05/01/2026 - 5.870%	**	13
SBA GTD Partn Ctfs 2007-20B 1	U.S. Government Securities - due 02/01/2027 - 5.490%	**	18
SBA GTD Partn Ctfs 2007-20D 1	U.S. Government Securities - due 04/01/2027 - 5.320%	**	10
U.S. Treasury Bond	U.S. Government Securities - due 05/15/2052 - 2.875%	**	1,000
U.S. Treasury Bond	U.S. Government Securities - due 08/15/2052 - 3.000%	**	1,648
U.S. Treasury Bond	U.S. Government Securities - due 08/15/2042 - 3.375%	**	1,640
U.S. Treasury Bond	U.S. Government Securities - due 02/15/2053 - 3.625%	**	413
U.S. Treasury Bond	U.S. Government Securities - due 05/15/2053 - 3.625%	**	1,082
U.S. Treasury Bond	U.S. Government Securities - due 08/15/2053 - 4.125%	**	7,760
U.S. Treasury Note	U.S. Government Securities - due 05/15/2033 - 3.375%	**	3,505
U.S. Treasury Note	U.S. Government Securities - due 11/15/2033 - 4.500%	**	1,683
U.S. Treasury Note	U.S. Government Securities - due 11/30/2030 - 4.375%	**	2,060
U.S. Treasury Note - CPI Inflation	U.S. Government Securities - due 02/15/2053 - 1.500%	**	949
Total Debt Securities			165,018

Mutual Funds
Dodge & Cox Stock Fund Class X	Mutual fund	**	352,024
Neuberger Berman Genesis Fund Class R-6	Mutual fund	**	193,789
Total Mutual Funds			545,813

Brokerage Securities

	Brokerage securities	Self-directed brokerage securities	**	42,750
	Total Brokerage Securities			42,750

*	BNY Mellon Cash Reserve	Interest-bearing cash	**	95

	Total Investments			3,849,678
*	Loans To Participants	Loan interest rates range from 4.25% to 9.5% with various maturities through November 2043		70,192
	Total			$3,919,870
* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.